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                                                                   EXHIBIT 23.04

         REPORT OF INDEPENDENT AUDITORS ON FINANCIAL STATEMENT SCHEDULE

To the Board of Directors and Stockholders of Homestore, Inc.:

     We have audited the consolidated financial statements of Homestore, Inc. as of December 31, 2003, and for the year then ended and have issued our report thereon dated March 10, 2004, (included elsewhere in this 2003 Annual Report on Form 10-K). Our audit also included the financial statement schedule listed in
Item 15(a)(2) of this Form 10-K. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audit.

     In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP

Los Angeles, California
March 10, 2004